SEC File No. 333-153140

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
POST EFFECTIVE AMENDMENT NO. 1/A-1
TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CORMAC MINING INC.
(Name of small business issuer in its charter)

Nevada	1081
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

936 West 14th Avenue	Corporation Trust Company of Nevada
Vancouver, British Columbia	6100 Neil Road, Suite 500
Canada V5Z 1R4	Reno, Nevada 89511
(604) 803-7040	775-688-3061
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
            (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.05	$100,000	$3.07

[1]           Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

CORMAC MINING INC.
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Over-The-Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is, however, no assurance that the shares will ever be quoted on the Over-The-Counter Bulletin Board.

We are offering up to a total of 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker/dealers, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. In the event that 1,000,000 shares are not sold within the 270 days from the date of this prospectus, all money received by us will be promptly returned to you without interest or deduction of any kind . However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 1,000,000 shares are sold within 270 days from the date of this prospectus, all money received by us will be retained by us and there will be no refund . Funds will be held in a separate account at Bank of Montreal. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days from the date of this prospectus . Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust of similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by Brian Roberts, our sole officer and director. He will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.05	$0.030	$0.020
Per Share - Maximum	$0.05	$0.015	$0.035
Minimum	$50,000	$30,000	$20,000
Maximum	$100,000	$30,000	$70,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________________.

SUMMARY OF OUR OFFERING

Our Business

We were incorporated on January 17, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Brian Roberts, our president. We intend to conduct exploration activities on one property located in the Province of British Columbia, Canada. The one property consists of one mining claim containing twelve cells. A cell is an area which appears electronically on the British Columbia Internet Minerals Titles Online Grid and was formerly called a claim. A claim is a grant from the Crown. In Canada, "Crown land" is land that is controlled and administered by the Canadian provincial or federal governments. The Crown grants land within the cells to the holder to remove and sell minerals. The online grid is the geographical basis for the cell. Formerly, the claim was established by sticking stakes in the ground to define the area and then recording the staking information. The staking system is now antiquated in British Columbia and has been replaced with the online grid. We intend to explore for gold on the property.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

On January 9, 2009, Peter Hill, one of our officers and directors died.

Our administrative office is located at 936 West 14th Avenue Vancouver, British Columbia, Canada V5Z 1R4 and our telephone number is (604) 803-7040 and our registered statutory office is located at 6100 Neil Road, Suite 500, Las Vegas, Nevada 89511. Our fiscal year end is December 31. Our mailing address is 936 West 14th Avenue Vancouver, British Columbia, Canada V5Z 1R4

Management or affiliates thereof, will not purchase shares in this offering in order to reach the minimum.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 of common stock and a maximum of 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.05
Offering period	The shares are being offered for a period not to exceed 270 days from the date of this prospectus
Net proceeds to us	Approximately $20,000 assuming the minimum number of shares is sold. Approximately $70,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	3,800,000
Number of shares outstanding after the offering if all of the shares
are sold	5,800,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of March 31, 2009	As of December 31, 2008	As of December 31, 2007
Balance Sheets	(Unaudited)	(Audited)	(Audited)

Total Assets	$26,624	$22,905	$21,392
Total Liabilities	$43,941	$30,656	$12,500
Stockholders Equity	$(17,318)	$(7,751)	$8,892

	Three Months Ended March 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007
Income Statement	(Unaudited)	(Audited)	(Audited)

Revenue	$-0-	$-0-	$-0-
Total Expenses	$9,567	$16,643	$1,088
Net Loss	$(9,567)	$(16,643)	$(1,088)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with CORMAC MINING INC.

           1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

2. Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this offering will be used for exploration of the property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

3. Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

4. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on January 17, 2007, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $27,298. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

5. Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we cannot locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6. Because title to the property is held in the name of our sole officer and director, if he transfers the property to someone other than us, we will cease operations.

Record title to the property upon which we intend to conduct exploration activities is not held in our name. Record title to the property is recorded in the name of Brian Roberts, our sole officer and director.  If he transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations. Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order for us to own record title to the property, we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those costs would be a waste of our money at this time since the legal costs of incorporating a subsidiary corporation, the accounting costs of audited financial statements for the subsidiary corporation, together with the legal and accounting costs of expanding this registration statement would cost several thousands of dollars. Accordingly, we have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

7. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a lose of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

8. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claim to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

9. Because Mr. Roberts has other outside business activities, he will only be devoting 10% of his time, or four hours per week to ours operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Mr. Roberts our sole officer and director, has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Mr. Roberts.  As a result, exploration of the property may be periodically interrupted or suspended.

Risks associated with this offering:

10. If our sole officer and director resigns or die without having found a replacement our operations will be suspended or cease. If that should occur, you could lose your investment.

We have only one officer and director.  Previously we had an additional officer and director, however, he died.  We are entirely dependent upon Mr. Roberts to conduct our operations. If he should resign or die there will be no one to run us. Further, we do not have key man insurance. If that should occur, we will cease operations entirely. In that event, you will lose your entire investment.

11. Because there is no escrow, trust or similar account, your subscription could be seized by creditors or by a trustee in bankruptcy. If that occurs you will lose your investment.

There is no escrow, trust or similar account in which your subscription will be deposited. It will only be deposited in a separate bank account under our name. Only Brian Roberts, our sole officer and director  will have access to the account.  You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within the 270 day period. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering.

12. Because our sole officer and director and others are risking a small amount of capital and property, while you on the other hand are risking up to $100,000, if we fail you will absorb most of our loss.

Our sole officer and director and other existing shareholders will receive a substantial benefit from your investment. They supplied the property, paid expenses and made a loan all of which totaled $34,678. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while our sole officer and director and other existing shareholders will lose only approximately $34,678.

13. Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

USE OF PROCEEDS

            Our offering is being made on a $50,000 minimum $100,000 maximum self-underwritten basis. The table below sets forth the use of proceeds if $50,000; $75,000; and $100,000 of the offering is sold.

	$50,000	$75,000	$100,000
Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$30,000	$30,000	$30,000
Net proceeds	$20,000	$45,000	$70,000

The net proceeds will be used as follows:

Consulting Services	$3,500	$5,000	$5,000
Exploration	$12,000	$30,000	$55,000
Analyzing Samples	$3,000	$3,000	$3,000
Telephone	$200	$200	$200
Mail	$50	$50	$50
Stationary	$100	$100	$100
Accounting	$750	$5,650	$5,650
Office Equipment	$400	$1,000	$1,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant in consultation with Brian Roberts, our sole officer and director, will supervise and contract for our exploration operations through independent contractors.

We intend to spend between $12,000 and $55,000 on a two phase exploration program. Phase 1 will consist of geochemical rockchip sampling including a petrographic study. Phase 2 will consist of either a VLF of approximately 10 lines at 100m spacing or an IP survey of approximately 4 lines at 800m spacing to investigate the property as such depth. The samples will be tested to determine if mineralized material is located on the property. Based on the tests, we will determine if we terminate operations or proceed with additional exploration of the property. The proceeds from this offering are designed to fund the costs of Phase 1 and Phase 2 of our exploration program, including sampling and testing. We intend to take our rockchip samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering. We estimate the cost of the geochemical rockchip sampling including assaying and the petrographic study to be $7,000. The VLF will cost $5,000 and the IP will cost $13,000. If we raise the maximum amount of the offering, we will expand the exploration program by taking more samples. Where we raise the minimum or the maximum amount of money, we intend to implement both Phase 1 and Phase 2 of the exploration program.

In addition we have allocated funds for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves will we consider developing the property.

No proceeds from the offering will be paid to our sole officer and director.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

 As of March 31, 2009, the net tangible book value of our shares of common stock was a deficiency of $17,318 or approximately $0.0046 per share based upon 3,800,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,800,000 shares to be outstanding will be $52,682 or approximately $ 0.0091 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0136 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0409 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 34.5% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholders will own approximately 65.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,030 or approximately $0.002 per share.

If 1,500,000 Shares Are Sold:

Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 5,300,000 shares to be outstanding will be $27,682 or approximately $0.0052 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.098 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0448 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 28.3% of the total number of shares then outstanding for which you will have made a cash investment of $75,000, or $0.05 per share. Our existing stockholders will own approximately 71.7% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $8,030 or approximately $0.002 per share.

If 1,000,000 Shares Are Sold:

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,800,000 shares to be outstanding will be $2,682 or approximately $0.0006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0051 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0494 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 20.8% of the total number of shares then outstanding for which you will have made a cash investment of $50,000, or $0.05 per share. Our existing stockholders will own approximately 79.2% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $8,030 or approximately $0.002 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all Shares Sold

Price per share		$0.05
Net tangible book value per share before offering		$0.0046
Potential gain to existing shareholders	$	nil
Net tangible book value per share after offering		$0.0091
Increase to present stockholders in net tangible book value per share after offering		$0.0136
Capital contributions		$8,030
Number of shares outstanding before the offering		3,800,000
Number of shares after offering held by existing stockholders		3,800,000
Percentage of ownership after offering		65.5%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Dilution per share	$0.0409
Capital contributions	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	34.5%

Purchasers of Shares in this Offering if 1,500,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0448
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	28.3%

Purchasers of Shares in this Offering if 1,000,000 Shares Sold

Price per share	$0.05
Dilution per share	$0.0494
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20.8%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, and 2,000,000 shares maximum basis. The offering price is $0.05 per share. Funds from this offering will be placed in a separate bank account at Bank of Montreal, 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1L7. Its telephone number is (604) 665-7374. The funds will be maintained in the separate bank until we receive a minimum of $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum amount of $50,000 within 270 days from the date of this prospectus all funds will be promptly returned to you without a deduction of any kind . During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we have not sold a minimum of 1,000,000 shares of common stock and have not raise a minimum of $50,000 within the 270 day period referred to above. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of  270 days from the date of this prospectus . Collected funds are deemed funds that have been paid by the drawee bank. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days from the date of this prospectus ;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Brian Roberts, our sole officer and director.   He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Brian Roberts is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Brian Roberts, our sole officer and director will also distribute the prospectus to potential investors at the meetings, to business associates and to their friends and relatives who are interested in us and a possible investment in the offering.   No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares outside the United States.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are penny stocks covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $500,000 or individuals with net worth in excess of $500,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

        Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Offering Period and Expiration Date

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 270 days from the date of this prospectus or unless the offering is completed or otherwise terminated by us.

 We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

 We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "CORMAC MINING INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

 Our offering prior to and after the death of Peter Hill

Peter Hill, our former treasurer, principal financial officer, principal accounting officer and a member of the board of directors died on January 9, 2009.  At the time of his death and since that date, we have not raised any funds in our public offering.  We have filed this post-effective amendment because of the occurrence of a material event: The death of Mr. Hill.  Since we have not raised any funds in our public offering, no funds can or will be returned.  When this post-effective amendment to our registration statement is declared effective by the SEC, we will have 270 days from the date of this prospectus to complete our public offering.

BUSINESS

General

We were incorporated in the State of Nevada on January 17, 2007. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search from mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on one property. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511 and our business office is located at 936 West 14th Avenue Vancouver, British Columbia, Canada V5Z 1R4. This is our mailing address as well. Our telephone number is (604) 803-7040. Mr. Roberts supplies this office space on a rent-free basis.

There is no assurance that a commercially viable mineral deposit exists on the property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

We have no plans to change its business activities or to combine with another business, and is not aware of any events or circumstances that might cause its plans to change.

Background

In January 2007, Brian Roberts, our president and a member of the board of directors acquired one mining claim containing twelve cells in British Columbia, Canada by arranging the registration of the same through W.G. Timmins, a consulting geologist and a non-affiliated third party. A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals. A cell is an area which appears electronically on the British Columbia Internet Minerals Titles Online Grid. The online grid is the geographical basis for the cell. Mr. Timmins is a self-employed consulting geologist residing in British Columbia.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by registering the claim area on the British Columbia Mineral Titles Online system.  The Mineral Titles Online system is the Internet-based British Columbia system used to register, maintain and manage the claims.  A cell is an area which appears electronically on the British Columbia Internet Minerals Titles Online Grid and was formerly called a claim.  A claim is a grant from the Crown of the available land within the cells to the holder to remove and sell minerals.  The online grid is the geographical basis for the cell.

Mr. Roberts paid Mr. Timmins $1,756 to register the claim.  No additional payments were made or are due Mr. Timmins for his services.   The claim was recorded in Mr. Roberts name to avoid incurring additional costs at this time.  Under British Columbia law title to British Columbia mining claims can only be held by British Columbia residents. In the case of corporations, title must be held by a British Columbia corporation. In order to comply with the law we would have to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements. We believe those addition costs would be a waste of our money at this time.  The additional costs would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. Should Mr. Roberts transfer title to another person and that deed is recorded before we record our documents, that other person will have superior title and we will have none. If that event occurs, we will have to cease or suspend operations.  However, Mr. Roberts will be liable to us for monetary damages for breaching the terms of his oral agreement with us to transfer his title to a subsidiary corporation we create.

In January 2007, Mr. Roberts executed a declaration of trust acknowledging that he holds the property in trust for us and he will not deal with the property in anyway, except to transfer the property to us.  He has not provided us with a signed or executed bill of sale in our favor.  In the event that Mr. Roberts transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us.  Mr. Roberts has not provided us with a signed or executed bill of sale in our favor.  He will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property.

Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.   In the event that we find mineralized material and the mineralized material can be economically extracted, we will form a wholly owned British Columbia subsidiary corporation and Mr. Roberts will convey title to the property to the wholly owned subsidiary corporation. To date we have not performed any work on the property.

British Columbia Minerals

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty Elizabeth II. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located.  In the case of our property, that is the province of British Columbia.

In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown.  Our property is one such acquisition. Accordingly, fee simple title to our property resides with the Crown.

Our property is comprised of mining leases issued pursuant to the British Columbia Mineral Act. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.  The Crown does not have the right to reclaim provided at a minimum fee of CDN$100 per cell is paid timely.  The Crown could reclaim the property in an eminent domain proceeding, but would have to compensate the lessee for the value of the claim if it exercised the right of eminent domain.  It is highly unlikely that the Crown will exercise the power of eminent domain.  In general, where eminent domain has been exercised it has been in connection with incorporating the property into a provincial park.

Our property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

There are no native land claims that affect title to the property.  We have no plans to try to interest other companies in the property if mineralization is found.  If mineralization is found, we will try to develop the property ourselves.

Claim

The following is a list of tenure numbers, claim, date of recording and expiration date of the claims:
		Date of	Date of
Tenure No.	Claim Name	Recording	Expiration

523368	Sack	May 23, 2006	December 2, 2009

In order to maintain the claim we must pay a fee of CND$100 per year per cell.

Location and Access

The Sack claim is located 40 kilometers northeast of Merritt, British Columbia. The claim group lies approximately 6 kilometers north of Stump Lake. Access to the property is by Highway No. 5 (Merritt-Kamloops Highway) that cuts through the southern portion of the property along the north shore of Stump lake. A dirt trail utilized for access to grazing land cuts east-west through the claim. Access to this road is from Highway No. 5 to the east. Permission from grazing rights owners is required to utilize this dirt road. All portions of the property are readily accessible on foot. Numerous fences criss-cross the area.

History

There is no record or evidence of previous exploration.

Regional Geology

The area is underlain by the Upper Triassic Nicola Group volcanic rocks. These rocks consist largely of andesite and basalt with very minor, thin-interbedded pyroclastic and sedimentary formations. Intrusive dykes of diorite to gabbro composition also occur within the Nicola sequence, possibly representing the intrusive feeders, to the extrusive flow rocks.

The oldest rocks in the area are the Paleozoic or older chlorite schists and gneisses which outcrop in the western area of the property. Also to the west are the intrusive Nicola Batholith rocks of granite, granodiorite and quartz diorite composition. Fracturing, faulting (including the regional scale Quilchena fault system) and topographic lineaments tend to exhibit generally north-south strikes.

Property Geology

The Sack claims are underlain by Triassic-Jurassic Nicola Group volcanics and sediments subdivided into five distinct lithologies or Units.

Unit 1 consists of volcanics subdivided into fine to medium grained dark green, often amygdaloidal andesite-basalt, and feldspar porphyry, fine grained, dark green matrix with white to gray feldspar phenocrysts.

Unit 2 is subdivided into rhyolite which is fine-grained, white to grey colored, siliceous, often with well developed banding, and a lapilli tuff, fine to medium grained, white to green colored, and siliceous.

Unit 3 consists of coarse-grained massive andesite to basalt locally with coarser grained gabbroic zones.

Unit 4 is a coarse grained, polymictic volcanic breccia-agglomerate, with conglomeratic-like phases. The breccia matrix is fine grained, mafic and often epidote rich.

Unit 5 is composed of a fine grained, aphanitic, grey to black, well bedded argillite. The unit is pervasively gossan stained.

Two types of quartz veins occur throughout the sequence, namely sheeted quartz-chalcedony veins and white, bull quartz veins.

MAP 1

FIGURE 1
LOCATION PLAN

SCALE
50 0 50 100 km
N
WILLIAMS LAKE
97
ASHCROFT
KAMLOOPS
REVELSTOKE
1
Highland
Valley
5
MERRITT
1
VANCOUVER
HOPE
PRINCETON
PENTICTON
3
OSOYOOS
3
BRITISH COLUMBIA
WASHINGTON U.S.A.

MAP 2

PROPERTY LOCATION
Brigade Lake
Walloper L.
Le Jeune L.
Rossmoore Lake
RIDGE MTN
Roche L.
MONTE HILLS
MT. ULMAN
Blackwell L.
Frogmoore Lakes
SOUTH LIMIT OF RAILWAY BELT
Surrey Lake
Stump Lake
Trapp Lake
Dardanelles Lake
Plateau Lake
DOUGLAS PLATEAU
Peterhope Lake
Mab L.
Salmon Lake
Rush Lake
Index Lake
Glimpse L.
Chapperon Lake
Nicola Lake
Quilchena
MEANDER HILLS
MT. HAMILTON
DOUGLAS LAKE I.R.
Douglas Lake
Douglas L.
Nicola River
Spahomin L.
Mellin L.
MT. NICOLA
Minnie L.
Pennask L.
Rat L.
Courtney
30′
15′
50°00′
120°00′
N

Joins Map 888A, "Princeton."

MAP 886A

NICOLA

KAMLOOPS AND YALE DISTRICTS
BRITISH COLUMBIA

Scale, $\frac{1}{253,440}$ or 1 Inch to 4 Miles

Miles 0 4 8 12

Approximate magnetic declination, 24°30′ to 27° East.

FIGURE 4
PROPERTY AREA GEOLOGY

Supplies

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Description of Property

Other than our interest in the property, we own no plants or other property. With respect to the property, our right to conduct exploration activity is based upon our oral agreement with Mr. Roberts, our president, director and shareholder. Under this oral agreement, Mr. Roberts has allowed us to conduct exploration activity on the property. Mr. Roberts holds the property in trust for us pursuant to a declaration of trust.

Our Proposed Exploration Program

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cannot raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals are found, if they can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is the registering the property by W.G. Timmins and a physical examination of the property by Mr. Roberts, our president and director. The cost of registering the claim was included in the $1,756 paid by Mr. Roberts to Mr. Timmins.

Before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement a two phase exploration program. Phase 1 will consist of geochemical rockchip sampling including a petrographic study. Phase 2 will consist of either a VLF of approximately 10 lines at 100m spacing or an IP survey of approximately 4 lines at 800m spacing to investigate the property as such depth. The samples will be tested to determine if mineralized material is located on the property. Based on the tests, we will determine if we terminate operations or proceed with additional exploration of the property. The proceeds from this offering are designed to fund the costs of Phase 1 and Phase 2 of our exploration program, including sampling and testing. We intend to take our rockchip samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of the geochemical rockchip sampling including assaying and the petrographic study to be $7,000. The VLF will cost $5,000 and the IP will cost $13,000. Where we raise the minimum or the maximum amount of money, we intend to implement both Phase 1 and Phase 2 of the exploration program. We will begin exploration activity 90 days after we complete this public offering, weather permitting.

The breakdowns were made in consultation with Mr. Timmins.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultant. We have no plans to interest other companies in the property if we do not find mineralized material.

If we are unable to complete exploration because we do not have enough money, we will cease operations until we raise more money. If we cannot or do not raise more money, we will cease operations. If we cease operations, we don't know what we will do and we don't have any plans to do anything else.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for mineralized material. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We do not have any plan to make our company to revenue generation. That is because we have not found economic mineralization yet and it is impossible to project revenue generation from nothing.

We anticipate starting exploration activity ninety days after this public offering is completed, weather permitting.

Competitive Factors

The gold mining industry is fragmented. There are there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our property is registered on British Columbia Mineral Titles Online system. We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals.

This code sets forth rules for

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We can explore for minerals on the property and are in compliance with the Code rules and regulations. The Code rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

    We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only cost and effect of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We have not allocated any funds for the reclamation of the property and the proceeds for the cost of reclamation will not be paid from the proceeds of the offering. Mr. Roberts has agreed to pay the cost of reclaiming the property should mineralized material not be discovered.

Employees

We intend to use the services of subcontractors for manual labor exploration work on our properties.

Employees and Employment Agreements

At present, we have no full-time employees. Our sole officer and director is a part-time employee and will devote about 10% of his time or four hours per week to our operation. Our sole officer and director does not have an employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director.  Mr. Roberts will handle our administrative duties. Because Brian Roberts, our sole officer and director is inexperienced with exploration, he will hire qualified persons to perform the surveying, exploration, and excavating of the property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Plan of Operation

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and stay in business. If we raise the minimum amount of money in this offering, we believe it will last twelve months.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don’t find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

If we raise the minimum amount, we will have enough money to complete our exploration programs.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, the property has never been mined. The only event that has occurred is registering the property by W.G. Timmins and a physical examination of the property by Mr. Roberts, our president and director. The cost of registering the claim was included in the $1,756 paid by Mr. Roberts to W.G. Timmins. No additional payments were made or are due to Mr. Timmins for his services. The claim was recorded in Mr. Roberts’s name to avoid incurring additional costs at this time. The additional fees would be for incorporation of a British Columbia corporation and legal and accounting fees related to the incorporation. In January 2007, Mr. Roberts executed a declaration of trust acknowledging that he holds the property in trust for us and he will not deal with the property in any way, except to transfer the property to us. In the event that Mr. Roberts transfers title to a third party, the declaration of trust will be used as evidence that he breached his fiduciary duty to us. Mr. Roberts has not provided us with a signed or executed bill of sale in our favor. Mr. Roberts will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal before minerals retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can predict what that will be until we find mineralized material. Mr. Roberts does not have a right to sell the property to anyone. He may only transfer the property to us. He may not demand payment for the claim when he transfers them to us. Further, Mr. Roberts does not have the right to sell the claim at a profit to us if mineralized material is discovered on the property. Mr. Roberts must transfer title to us, without payment of any kind, regardless of what is or is not discovered on the property.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under the property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement a two phase exploration program. Phase 1 will consist of geochemical rockchip sampling including a petrographic study. Phase 2 will consist of either a VLF of approximately 10 lines at 100m spacing or an IP survey of approximately 4 lines at 800m spacing to investigate the property as such depth. The samples will be tested to determine if mineralized material is located on the property. Based on the tests, we will determine if we terminate operations or proceed with additional exploration of the property. The proceeds from this offering are designed to fund the costs of Phase 1 and Phase 2 of our exploration program, including sampling and testing. We intend to take our rockchip samples to analytical chemists, geochemists and registered assayers located in Vancouver, British Columbia. We have not selected any of the foregoing as of the date of this prospectus. We will only make the selections in the event we raise the minimum amount of this offering.

We estimate the cost of the geochemical rockchip sampling including assaying and the petrographic study to be $7,000. The VLF will cost $5,000 and the IP will cost $13,000. Where we raise the minimum or the maximum amount of money, we intend to implement both Phase 1 and Phase 2 of the exploration program. We will begin exploration activity 90 days after we complete this public offering, weather permitting.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves through the use of consultants. We have no plans to interest other companies in the property if we find mineralized material. To pay the consultant and develop the reserves, we will have to raise additional funds through a second public offering, a private placement or through loans. As of the date of this prospectus, we have no plans to raise additional funds other than the funds being raised in this public offering. Further, there is no assurance we will be able to raise any additional funds even if we discover mineralized material and a have a defined ore body.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Milestones

The following are our milestones:

1.
 0-90 days after completion of the offering, retain our consultant to manage the exploration of the property. Cost - $2,500 to $5,000. Time of retention 0-90 days. To carry out this milestone, we must hire a consultant. There are a number of mining consultants located in Vancouver, British Columbia that we intend to interview.

2.
 90-180 days after completion of the offering. - Phase 1 which will consist of geochemical rockchip sampling including petrographic study. We estimate the cost of the geochemical rockchip sampling including assaying and the petrographic study to be $7,000.

3.
 180-210 days after completion of the offering. - Phase 2 which will consist of either a VLF or approximately 10 lines at 100m spacing or an IP survey of approximately 4 lines at 800m spacing to investigate the property depth. We estimate the cost of the VLF to be $5,000 and the cost of the IP to be $13,000.

4.
 210-270 days after completion of the offering. Based upon the test from Phase 1 and Phase 2 of the program, Mr. Roberts will confer with the consultant to determine if we will terminate operations or proceed with additional exploration of the property.

The cost of the subcontractors is included in cost of the exploration services to be performed as set forth in the Use of Proceeds section and the Business section. All funds for the foregoing activities will be obtained from this public offering.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering, whether it be the minimum amount or the maximum amount, will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans.

Brian Roberts has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should mineralized material not be found thereon. The foregoing agreement is oral; there is nothing in writing to evidence the same. While Mr. Roberts has agreed to advance the funds, the agreement is unenforceable as a matter of law, since there is no consideration for the same.   At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Whether we raise the minimum amount or maximum amount, it will last a year. Other than as described in this paragraph, we have no other financing plans.

We acquired the right to explore one property which consists of one claim containing 12 cells comprising of a total of 616 acres. The property is registered and we will begin our exploration plan upon completion of this offering. We expect to start exploration operations within 90 days of completing this offering. As of the date of this prospectus we have yet to being operations and therefore we have yet to generate any revenues.

Since inception, we have issued 3,800,000 shares of our common stock and received $8,030.

As of the date of this prospectus, we have yet to begin operations and therefore have not generated any revenues.

In January 2007, we issued 2,000,000 shares of common stock to Brian Roberts, our sole officer and director and 1,000,000 shares of common stock to Peter Hill our former treasurer, principal financial officer, principal accounting officer and a member of the board of directors.  Mr. Hill died on   January 9, 2009.  The shares of common stock were issued  pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.   In October 2007 we issued 800,000 shares of common stock to four individuals pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 . The purchase price of the shares was $8,030.00. Mr. Roberts paid in $20 and Mr. Hill paid in $10. Each of the other four shareholders paid $2,000.00 for his 200,000 shares of common stock. This was accounted for as an acquisition of shares. Mr. Brian Roberts and Peter Hill advanced $12,000 to cover our costs for incorporation, accounting and legal fees and donated mineral property and other expenses for a total of $1,756 and $194 respectively. As at March 31, 2009 Frank Roberts and Charles Hill advanced $22,679. The amount owed to Brian Roberts and the Estate of Peter Hill is non-interest bearing, unsecured and due on demand. Further the agreement with Frank Roberts and Charles Hill is non-interest bearing, unsecured, and repayable at the discretion of the Company.

As of March 31, 2009 our total assets were $26,624 consisting of cash and mineral properties. Our total liabilities were $43,941 We need $20,000 to remain operational during the next twelve months and to complete exploration of the property.

MANAGEMENT

Officers and Directors

Each of our directors serves until his successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present sole officer and director is set forth below:

Name and Address	Age	Position(s)
Brian Roberts	45	president, principal executive officer, secretary, treasurer,
936 West 14th Avenue		principal financial officer, principal accounting officer
Vancouver, British Columbia		and a director
Canada V5Z 1R4

The person named above has held his office/position since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officers and Directors

Brian Roberts has been our president, principal executive officer, secretary and director since January 17, 2007 and our treasurer, principal financial officer, principal accounting officer since             January 9, 2009, upon the death of Peter Hill, our former treasurer, principal financial officer, principal accounting officer and director.  For the past 19 years Mr. Roberts has been self employed in providing administration, investor relations, sales and marketing, management consulting and equity financing services to emerging private and public companies.

Peter Hill was our treasurer, principal financial officer, principal accounting officer and director from  January 17, 2007 until the date of his death, on January 9, 2009.

Conflicts of Interest

We believe that Mr. Roberts  will not be subject to conflicts of interest since we will not acquire any additional properties. No policy has been implemented or will be implemented to address conflicts of interest.

In the event Mr. Roberts resigns as an officer and director, there will be no one to run our operations and our operations will be suspended or cease entirely.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on January 17, 2007 through December 31, 2008, for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table

						Non-
						Equity	Nonqualified
Name						Incentive	Deferred	All
and				Stock	Option	Plan	Compensation	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Brian Roberts	2008	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

Peter Hill	2008	0	0	0	0	0	0	0	0
Secretary	2007	0	0	0	0	0	0	0	0
(deceased 2009)	2006	0	0	0	0	0	0	0	0

We have not paid any salaries in 2009, and we do not anticipate paying any salaries at any time in 2009. We will not begin paying salaries until we have adequate funds to do so.

The following table sets forth all compensation paid to our directors during the calendar year December 31, 2008.  We have not paid any compensation to our directors in 2009 and do not anticipate paying any compensation to our directors in 2009.

Director Compensation Table
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Brian Roberts	0	0	0	0	0	0	0

Peter Hill	0	0	0	0	0	0	0
(deceased)

Our directors do not receive any compensation for serving as members of the board of directors.

As of the date hereof, we have not entered into an employment contract with our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares of common stock beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Percentage of		Percentage of
		Ownership	Number of Shares	Ownership
	Number of	Before	After Offering	After the Offering
Name and Address	Shares Before	the	Assuming all of the	Assuming all of the
Beneficial Ownership [1]	the Offering	Offering	Shares are Sold	Shares are Sold
Brian Roberts	2,000,000	52.63%	2,000,000	34.48%
936 West 14th Avenue
Vancouver, BC
Canada V5Z 1R4

All Officers and Directors	2,000,000	52.63%	2,000,000	34.48%
as a Group (1 person)

Estate of Peter Hill, Deceased	1,000,000	26.32%	1,000,000	17.24%
1016 - 470 Granville St.
Vancouver, BC
Canada V6C 1V5 [2]

Frank Roberts	200,000	5.26%	200,000	3.44%
2302 - 738 Broughton St.
Vancouver, BC
Canada V6G-3A7

Marc Branson	200,000	5.26%	200,000	3.44%
1016 - 470 Granville St.
Vancouver, BC
Canada V6C 1V5

Charles Hill	200,000	5.26%	200,000	3.44%
1050 Harwood Street
Vancouver, BC
Canada V6E 1R4

Mark Van der Horst	200,000	5.26%	200,000	3.44%
2162 Acadia Road
Vancouver, BC
Canada V6T 1R5

[1]	The persons named above "promoters" as defined in the Securities Exchange Act of 1934. Mr. Roberts is our only "promoters" of our company.

[2]
In early 2009, Mr. Peter Hill, our former Treasurer, Chief Financial Officer, Principle Financial Officer and a member of our Board of Directors, passed away. All of Mr. Hill’s share holdings are currently held in his estate which has not yet been finalized. The only beneficiary of his estate is his wife, Ruth Hill.

Future Sales by Existing Stockholders

In January 2007, 2,000,000 shares of common stock were issued to Brian Roberts, one of our officers and directors in January 2007; and 1,000,000 shares of common stock were issued to Peter Hill, our former Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of our Board of Directors. In addition in October 2007, we issued 800,000 shares of common stock to four individuals. The 3,800,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition provided we were not a shell company at the time of issuance.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Brian Roberts, our sole officer and director, the Estate of Peter Hill, deceased, and four individuals currently own 3,800,000 shares of our stock. They will likely sell a portion of their stock if the market price goes above $0.05. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Because our existing shareholders will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 65.48% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119, telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In January 2007, we issued a total of 2,000,000 shares of restricted common stock to Brian Roberts, our president, secretary and a member of the board of directors. This was accounted for as an acquisition of shares of common stock in the amount of $20. We also issued a total of 1,000,000 shares of restricted common stock to Peter Hill, our treasurer, principal financial officer, principal accounting officer and a member of the board of directors. Mr. Hill passed away in early 2009. All of Mr. Hill’s share holdings are currently held in his estate which has not yet been finalized. This was accounted for as an acquisition of shares of common stock in the amount of $10.

Mr. Roberts also caused the property, comprised of twelve cells to be registered at a cost of $1,756. The claim was registered by W.G. Timmins for the $1,756. The terms of the transaction with Mr. Timmins were at arm length and Mr. Timmins was not an affiliate. Mr. Roberts will transfer the claim to us if mineralized material is found on the claim. Mr. Roberts will not receive anything of value for the transfer and we will not pay any consideration of any kind for the transfer of the claim.

Mr. Roberts allows us to use approximately 320 square feet at his home on a rent free basis.

As at March 31, 2009, Brian Roberts advanced $10,000 and Peter Hill, deceased, advanced $2,000 to cover our initial expenses.  All of Peter Hill’s shares are currently held in his estate. Frank Roberts advanced $18,903 and Charles Hill advanced $3,776.  Frank Roberts is the father of Brian Roberts, our sole officer and director, and Charles Hill is the son of Peter Hill, deceased.  The amount owed to Brian Roberts and the Estate of Peter Hill is non-interest bearing, unsecured and due on demand.  Further the agreement with Frank Roberts and Charles Hill is non-interest bearing, unsecured, and repayable at the discretion of the Company.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to December 31, 2008, included in this prospectus have been audited by I Vellmer Inc., Chartered Accountant, 721-602 West Hastings Street, Vancouver, British Columbia, Canada V6B 1P2, telephone 604-687-3773 as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, and telephone (509) 624-1475 passed on the legality of the shares being offered for sale in this offering.

  FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis.  The statements will be audited by I Vellmer Inc.

Our audited financial statements from inception to December 31, 2008, and unaudited financial statements for the period ended March 31, 2009, immediately follow:

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Cormac Mining Inc.
(An Exploration Stage Company)

Interim Financial Statements

As at March 31, 2009
(Unaudited)

Index

Financial Statements

As at December 31, 2008 and 2007

Cormac Mining Inc.
(an Exploration Stage Company)
Balance Sheets
(Unaudited)

	March 31,	December 31,
Assets	2009	2008
Current
Cash and cash equivalents	$3,780	$61

Mineral properties	2,844	2,844

Deferred offering costs	20,000	20,000

Total Assets	$26,624	$22,905

Liabilities
Current
Accounts payable and accrued liabilities	$9,264	$4,880
Due to related parties	34,678	25,776
Total Liabilities	43,941	30,656

Shareholders' (Deficiency) Equity

Capital stock (note 4)	38	38
Preferred stock: 100,000,000 authorized shares
- par value of $0.00001
- no shares issued and outstanding
Common stock: 100,000,000 authorized shares
- par value of $0.00001
- 3,800,000 shares issued and outstanding
Additional paid-in capital	7,992	7,992
Donated capital	1,950	1,950
Deficit accumulated during the exploration stage	(27,298)	(17,731)
Total Shareholders’ (Deficiency) Equity	(17,318)	(7,751)

Total Liabilities and Shareholders’ (Deficiency) Equity	$26,624	$22,905

Note 2 – Nature and Continuance of Operations

See accompanying Notes

Cormac Mining Inc.
(an Exploration Stage Company)
Statements of Operations
(Unaudited)

			January 17, 2007
	3 Months Ended		(Inception) to
	March 31,	March 31,	March 31,
	2009	2008	2009

Operating expenses
Accounting and audit	$4,817	$2,554	$16,927
Legal fees	4,115	800	6,661
Foreign exchange	595	-	595
Mineral exploration expenditures	-	-	1,850
Office and sundry	40	185	578
Regulatory fees	-	352	352
Transfer agent	-	335	335

Net loss for the year	$(9,567)	$(4,226)	$(27,298)

Loss per share	$(0.00)	$(0.00)

Weighted average number of
shares outstanding	3,800,000	3,800,000

See accompanying Notes

Cormac Mining Inc.
(an Exploration Stage Company)
Statement of Shareholders’ (Deficiency) Equity
For the Period from January 17, 2007 (Inception) to March 31, 2009
(Unaudited)

	Common Stock		Additional Paid-In	Donated	Deficit Accumulated During the Exploration	Total Stockholders’ (Deficiency)
	Shares Amount		Capital	Capital	Stage	Equity
		$	$	$	$	$

Common stock issued for cash, January 23, 2007, to two directors at $0.00001 per share	3,000,000	30	-	-	-	30
Common stock issued for cash, October 31, 2007, at $0.01 per share	800,000	8	7,992	-	-	8,000
Donated capital	-	-	-	1,950	-	1,950
Net loss for the period	-		-	-	(1,088)	(1,088)
Balance, December 31, 2007	3,800,000	38	7,992	1,950	(1,088)	8,892

Net loss for the year	-	-	-	-	(16,643)	(16,643)

Balance, December 31, 2008	3,800,000	38	7,992	1,950	(17,731)	(7,751)

Net loss for the period	-	-	-	-	(9,567)	(9,567)

Balance, March 31, 2009	3,800,000	38	7,992	1,950	(27,298)	(17,318)

See accompanying Notes

Cormac Mining Inc.
(an Exploration Stage Company)
Statements of Cash Flows
(Unaudited)

			January 17, 2007
	3 Months Ended		(Inception) to
	March 31,	March 31,	March 31,
	2009	2008	2009

From (used in):
Operating activities
Net loss for the year	$(9,567)	$(1,088)	$(27,298)
Items not requiring cash outlay:
-Donated office expenses	-	194	194
Non-cash working capital items:
-Accounts payable and accrued liabilities	4,384	500	9,264
Net cash used in operating activities	(5,183)	(394)	(17,840)

Investing activities
Mineral property acquisition costs	-	(1,088)	(1,088)

Financing activities
Share capital	-	8,030	8,030
Deferred offering costs	-	(10,000)	(20,000)
Advances from related parties	8,903	12,000	34,678
Net cash provided by financing activities	8,903	10,030	22,708

Changes in cash and cash equivalents	3,719	8,548	3,780

Cash and cash equivalents, beginning of year	61	-	-

Cash and cash equivalents, end of year	$3,780	$8,548	$3,780

Supplemental cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-
Cash paid for foreign exchange	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Donation of mineral property	$-	$-	$1,756

See accompanying Notes

Cormac Mining Inc.
(An Exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2009
(Unaudited)

1. Interim Reporting

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2008 included in the Company’s Form 10-K filed with the Securities and Exchange Commission; the interim unaudited financial statements should be read in conjunction with those financial statements.  In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal, recurring adjustments, have been made. Operating results for the three months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

2. Nature and Continuance of Operations

Cormac Mining Inc. (“Cormac” or the “Company”) was incorporated January 17, 2007 under laws of Nevada.  The Company is an exploration stage company engaged in the exploration for and development of base and precious metals.  It holds an interest in an exploration property in British Columbia, Canada, and has not yet determined whether the property contains ore reserves which are economically recoverable.

The Company’ operations are in the exploration stage and it has not yet generated any revenue. The Company has limited cash resources and will likely require new financing, either through issuing shares or debt to continue the development of its business.  Management intends to offer for sale additional common stock, however, there can be no assurance that it will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. These factors together raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

3. Significant Accounting Policies

Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and cash equivalents,  accounts payable and accrued liabilities, and amounts due to related parties, approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, credit or foreign exchange risks arising from these financial instruments.

Cormac Mining Inc.
(an Exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2009
(Unaudited)

3. Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement did not have a material effect on the Company's reported financial position or results of operations during the period ended September 30, 2008 (see Note 2).

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement did not have a material effect on the Company's reported financial position or results of operations during the period ended September 30, 2008.  The Company did not elect to measure other assets and liabilities at fair value.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations". This Statement replaces SFAS No. 141, “Business Combinations”. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company's fiscal year beginning November 1, 2009. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

Cormac Mining Inc.
(an Exploration Stage Company)
Notes to the Interim Financial Statements
March 31, 2009
(Unaudited)

3. Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements". This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning November 1, 2009. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (“FAS 161”). FAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The guidance in FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles.  This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “the Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”.  We do not expect this adoption will have a material impact on our financial statements.

4. Capital Stock

The Company intends to offer for sale in the immediate future between 1,000,000 and 2,000,000 common stock at an offering price of $0.05 per share.

The Company’s common stock is not subject to warrants, agreements or options at March 31, 2009.

5. Subsequent Event

Subsequent to March 31, 2009, a shareholder advanced $Cdn 2,985.  The advance is non-interest bearing, unsecured and repayable at the discretion of the Company.

I. Vellmer Inc.
Chartered Accountant*
721 – 602 W. Hastings Street
Vancouver, B.C., V6B 1P2

		Tel:	604-687-3773
		Fax:	604-687-3778
	E-mail:	vellmer@i-vellmer.ca
*denotes an incorporated professional

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Cormac Mining Inc.
(An Exploration Stage Company)

I have audited the balance sheets of Cormac Mining Inc. as at December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity and cash flows for the years ended  December 31, 2008 and 2007 and from inception on January 17, 2007 to December 31, 2008.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audits provide a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of Cormac Mining Inc. as at December 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 and from inception on January 17, 2007 through to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s business is in the exploration stage and has not generated any revenue to date.  At December 31, 2008 the Company has limited cash resources and will likely require new financing, either through issuing shares or debt, to continue the development of its business.  These factors together raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 1. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Vancouver, Canada	I VELLMER INC.
March 20, 2009, except with regards to	“I Vellmer Inc.”
Note 8 which is dated June 1, 2009	Chartered Accountants

Cormac Mining Inc.
(an Exploration Stage Company)
Balance Sheets
December 31, 2008 and 2007

Assets	2008	2007
Current
Cash and cash equivalents	$61	8,548

Mineral properties (note 2)	2,844	2,844

Deferred offering costs	20,000	10,000

Total Assets	$22,905	21,392

Liabilities
Current
Accounts payable and accrued liabilities	$4,880	500
Due to related parties (note 4)	25,776	12,000
Total Liabilities	30,656	12,500

Shareholders' (Deficiency) Equity

Capital stock (note 5)	38	38
Preferred stock: 100,000,000 authorized shares
-par value of $0.00001 -no shares issued and outstanding
Common stock: 100,000,000 authorized shares
-par value of $0.00001
-3,800,000 shares issued and outstanding
Additional paid-in capital	7,992	7,992
Donated capital (note 6 )	1,950	1,950
Deficit accumulated during the exploration stage	(17,731)	(1,088)
Total Shareholders’ (Deficiency) Equity	(7,751)	8,892

Total Liabilities and Shareholders’ (Deficiency) Equity	$22,905	21,392

Note 1 – Going Concern
F-9 See accompanying Notes

Cormac Mining Inc.
(an Exploration Stage Company)
Statements of Operations
For the years ended December 31, 2008 and 2007 and from January 17, 2007 (Inception) to December 31, 2008

			January 17, 2007
			(Inception) to
			December 31,
	2008	2007	2008

Operating expenses
Accounting and audit	$11,610	$500	$12,110
Legal fees	2,226	320	2,546
Mineral exploration expenditures	1,850	-	1,850
Office and sundry	270	268	538
Regulatory and filing fees	352	-	352
Transfer agent	335	-	335

Net loss for the year	$(16,643)	$(1,088)	$(17,731)

Loss per share	$(0.00)	$(0.00)

Weighted average number of
shares outstanding	3,800,000	3,090,544

See accompanying Notes

Cormac Mining Inc.
(an Exploration Stage Company)
Statement of Shareholders’ (Deficiency) Equity
For the Period from January 17, 2007 (Inception) to December 31, 2008

	Common Stock		Additional Paid-In	Donated	Deficit Accumulated During the Exploration	Total Stockholders’ (Deficiency)
	Shares	Amount	Capital	Capital	Stage	Equity
		$	$	$	$	$

Common stock issued for cash, January 23, 2007, to two directors at $0.00001 per share	3,000,000	30	-	-	-	30

Common stock issued for cash, October 31, 2007, at $0.01 per share	800,000	8	7,992	-	-	8,000
Donated capital (Note 6)	-	-	-	1,950	-	1,950
Net loss for the period	-		-	-	(1,088)	(1,088)
Balance, December 31, 2007	3,800,000	38	7,992	1,950	(1,088)	8,892

Net loss for the year	-	-	-	-	(16,643)	(16,643)

Balance, December 31, 2008	3,800,000	38	7,992	1,950	(17,731)	(7,751)

See accompanying Notes

Cormac Mining Inc.
(an Exploration Stage Company)
Statements of Cash Flows
For the years ended December 31, 2008 and 2007 andfrom January 17, 2007 (Inception) to December 31, 2008

			January 17, 2007
			(Inception) to
			December 31,
	2008	2007	2008

From (used in):
Operating activities
Net loss for the year	$(16,643)	$(1,088)	$(17,731)
Items not requiring cash outlay:
-Donated office expenses	-	194	194
Non-cash working capital items:
-Accounts payable and accrued liabilities	4,380	500	4,880
Net cash used in operating activities	(12,263)	(394)	(12,657)

Investing activities
Mineral property acquisition costs	-	(1,088)	(1,088)

Financing activities
Share capital	-	8,030	8,030
Deferred offering costs	(10,000)	(10,000)	(20,000)
Advances from related parties	13,776	12,000	25,776
Net cash provided by financing activities	3,776	10,030	13,806

Changes in cash and cash equivalents	(8,487)	8,548	61

Cash and cash equivalents, beginning of year	8,548	-	-

Cash and cash equivalents, end of year	$61	$8,548	$61

Supplemental cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-
Cash paid for foreign exchange	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Donation of mineral property	$-	$-	$1,756

See accompanying Notes

Cormac Mining Inc.
(An Exploration Stage Company)
Notes to the Interim Financial Statements
December 31, 2008 and 2007

1. Nature and Continuance of Operations

Cormac Mining Inc. (“Cormac” or the “Company”) was incorporated January 17, 2007 under the laws of Nevada.  The Company is an exploration stage company engaged in the exploration for and development of base and precious metals.  It holds an interest in an exploration property in British Columbia, Canada, and has not yet determined whether the property contains ore reserves that are economically recoverable.

The Company’ operations are in the exploration stage and it has not yet generated any revenue. The Company has limited cash resources and will likely require new financing, either through issuing shares or debt to continue the development of its business.  Management intends to offer for sale additional common stock, however, there can be no assurance that it will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. These factors together raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2. Significant Accounting Policies

Basis of Accounting
These audited financial statements have been prepared in accordance with the generally accepted accounting principles (“GAAP”) in the United States of America, and are presented in U.S. dollars.Use of Estimates and

Assumptions
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

Foreign Currency Translation
The Company's functional currency is the United States dollar. Some transactions occur in Canadian currency, and management has adopted SFAS No. 52, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.  Gains and losses arising on foreign currency translation are included in operations in the period in which they are incurred.

Cormac Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2008 and 2007

2. Significant Accounting Policies (continued)

Cash and Cash Equivalents
The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.  As at December 31, 2008 the Company does not have any cash equivalents; at the same date, its cash is deposited in bank accounts that are not federally insured.

Long-Lived Asset Impairments and Assets Held for Sale
The Company has adopted the provisions of SFAS No. 144 “Accounting for the Impairment of Long-Lived Assets to be Disposed of”.  SFAS No. 144 established procedures for review of recoverability, and measurement of impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 also requires that long-lived assets to be disposed of other than by sale shall continue to be classified as held and used until disposal.

Further, SFAS No. 144 specifies the criteria for classifying long-lived assets as “held for sale” and requires that long-lived assets to be disposed of by sale be reported as the lower of carrying amount or fair value less estimated selling costs. Management believes that there has not been any impairment of the Company’s long-lived assets as at December 31, 2008.

Mineral Property Acquisition and Exploration Expenses
Mineral property exploration costs are charged to operations as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02 “Whether Mineral Rights are Tangible or Intangible Assets”, and are amortized using the units-of-production method over the estimated life of probable, proven reserves.  The Company assesses the carrying costs for impairment under SFAS No. 144 whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If mineral properties are abandoned or estimated to be impaired, any capitalized costs will be charged to operations

Income Taxes
Deferred income taxes are provided for temporary differences between the GAAP and tax-reporting amounts of assets and liabilities. If it is more likely than not that some or all of a deferred tax asset will not be realized, a valuation reserve is recognized and no benefit is recorded

Cormac Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2008 and 2007

2. Significant Accounting Policies (continued)

Basic and Diluted Net Income (Loss) per Share
The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Financial Instruments
The fair values of cash and cash equivalents, accounts payable and accrued liabilities and advances from related parties were estimated to approximate their carrying values due to the immediate short-term maturity of these financial instruments.

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Management does not believe the Company is exposed to significant credit risk.

Management, as well, does not believe the Company is exposed to significant interest rate risks during the period presented in these financial statements.

The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

Capital Transactions Costs
The Company defers direct and incremental costs incurred in connection with the issuance of share capital and other capital transactions as a non-current asset and charges the costs against share capital when the capital transaction is completed or to expense when the capital transaction is abandoned.

Cormac Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2008 and 2007

2. Significant Accounting Policies (continued)

Recent Accounting Pronouncements
In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations". This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company's fiscal year beginning November 1, 2009. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements". This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning November 1, 2009. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No.133” (“FAS 161”). FAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entities financial position, financial performance, and cash flows. The guidance in FAS 161 is effective for financial statements issued for years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Cormac Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2008 and 2007

2. Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)
In May 2008, the FASB issued SFAS 162, “The hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. This statement shall be effective 60 days after the SEC’s approval of the Public Company Accounting Oversight Board amendment to AU Section 411, “the Meaning of Present Fairly in Conformity with Generally Accepted Accounting principles”. We do not expect this adoption will have a material impact on our financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60” (“SFAS 163”).  SFAS 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that statement.  SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  The Company is currently evaluating the impact of SFAS 163 on its financial statements by does not expect it to have a material effect.

3. Mineral Property Acquisition Costs

During the period ended December 31, 2007, the Company acquired the mineral rights to twelve claim units in the Nicola Mining Division of the Province of British Columbia with an expiry date of December 2009; the claims are named collectively the Sack Property.  As at December 31, 2008, the mineral rights are held in trust for the Company by its President.

4. Due to Related Parties

Two directors of the Company are owed $12,000 (2007 - $12,000) for expenses paid on behalf of the Company. The amounts due are non-interest bearing, have no stated terms of repayment and are unsecured.  In addition, two shareholders of the Company are owed $13,776 (2008 - $nil).  The advances are non-interest bearing, unsecured, and are repayable only at the Company’s discretion.

5. Capital Stock

There are no outstanding warrants, agreements or options on shares as at December 31, 2008 and 2007.

The Company intends to offer for sale in the immediate future between 1,000,000 and 2,000,000 common stock at an offering price of $0.05 per share.

Cormac Mining Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
December 31, 2008 and 2007

6. Donated Capital

During the year ended December 31, 2007, the Company received a donated mineral property in the amount of $1,756 and donated office expenditures in the amount of $194 from its President. The donated goods were recorded at the President’s carrying value.  There were no goods or services donated to the Company in the year ended December 31, 2008.

7. Income Taxes

No provision for income taxes has been made for the periods presented as the Company has incurred net losses.
The potential benefit of net operating loss carry forwards has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years.  The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are as follows:

	2008	2007
Statutory rate	30.5%	34.5%

Income taxes recovered at the effective tax rate	$ 5,076	$ 375

Adjustment for temporary timing differences:	(564)	(67)

	4512	308
Benefit of tax losses not recognized in year	(4,512)	(308)
Income tax recovery (expense) recognized in year	$ -	$ -
	December 31, 2008	December 31, 2007

Net operating loss carry forwards(expiring in 2027-2028)	$ 15,687	$ 894
Deferred tax assets	$ 5,384	$ 308
Effect of change in tax rate on valuation allowance	(36)	-
Less: Valuation allowance	(5,348)	(308)
Net deferred tax assets	$ -	$ -

8.  Subsequent Event

Subsequent to year end, a shareholder advanced $US6,500 and $CDN5,985 to the Company.  The advances are non-interest bearing, unsecured, and are repayable only at the Company’s discretion.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$3.07
Printing Expenses	300.00
Accounting Fees and Expenses	8,596.93
Legal Fees and Expenses	20,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	600.00
TOTAL	$30,000.00

ITEM 14.                                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1	Section 4 of our Articles of Incorporation.

2	Article IX of the Bylaws of our company, filed as Exhibit 3.2 to the registration statement.

3	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ct may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.                                RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Brian Roberts	January 23, 2007	2,000,000	Cash of $20.00
936 West 14th Avenue
Vancouver, BC
Canada V5Z 1R4

Peter Hill [1]	January 23, 2007	1,000,000	Cash of $10.00
1016 - 470 Granville St.
Vancouver, BC
Canada V6C 1V5

Frank Roberts	October 31, 2007	200,000	Cash of $2,000.00
2302 - 738 Broughton St.
Vancouver, BC
Canada V6G-3A7

Marc Branson	October 30, 2007	200,000	Cash of $2,000.00
1016 - 470 Granville St.
Vancouver, BC
Canada V6C 1V5

Charles Hill	October 31, 2007	200,000	Cash of $2,000.00
1050 Harwood Street
Vancouver, BC
Canada V6E 1R4

Mark Van der Horst	October 30, 2007	200,000	Cash of $2,000.00
2162 Acadia Road
Vancouver, BC
Canada V6T 1R5

[1]
In early 2009, Mr. Peter Hill, our former Treasurer, Chief Financial Officer, Principle Financial Officer and a member of our Board of Directors, died. All of Mr. Hill’s share holdings are currently held in his estate which has not yet been finalized. The only beneficiary of his estate is his wife, Ruth Hill.

We issued the foregoing restricted shares of common stock pursuant to Regulation S of the Securities Act of 1933. The sale of the shares took place outside the United States of America and all of the foregoing individuals are non-US persons as defined in Regulation S. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.                                EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description

3.1(1)	Articles of Incorporation.
3.2(1)	Bylaws.
4.1(1)	Specimen Stock Certificate.
5.1(2)	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1(1)	Trust Agreement
23.1(2)	Consent of I Vellmer Inc., Chartered Accountants
23.2(2)	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1(1)	Subscription Agreement.

(1)	Previously filed as an exhibit to our Form S-1 registration statement on August 22, 2008, SEC file no. 333-153140.

(2)	Previously filed as an exhibit to our Post Effective Amendment No. 1 to Form S-1 registration statement on June 4, 2009.

ITEM 17.                                UNDERTAKINGS

A.           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the alculation of Registration Fee table in the effective registration statement; and

(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ( 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post-Effective Amendment to Form S-1 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 30th day of June 2009.

CORMAC MINING INC.
BY:	BRIAN ROBERTS
Brian Roberts, President, Principal Executive Officer, Secretary, Treasurer, Principal
Financial Officer, Principal Accounting Officer,
and sole member of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

BRIAN ROBERTS	President, Principal Executive Officer, Secretary,	June 30, 2009
Brian Roberts	Treasurer, Principal Financial Officer, Principal
Accounting Officer and sole member of the Board of
Directors

EXHIBIT INDEX

Exhibit No.	Document Description

3.1(1)	Articles of Incorporation.
3.2(1)	Bylaws.
4.1(1)	Specimen Stock Certificate.
5.1(2)	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1(1)	Trust Agreement
23.1(2)	Consent of I Vellmer Inc., Chartered Accountants
23.2(2)	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1(1)	Subscription Agreement.

(1)	Previously filed as an exhibit to our Form S-1 registration statement on August 22, 2008, SEC file no. 333-153140.

(2)	Previously filed as an exhibit to our Post Effective Amendment No. 1 to Form S-1 registration statement on June 4, 2009.